This copy of the document filed as an Exhibit excludes certain identified information because such information is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. Omissions are designated by the symbol […***…]. Page 1 BOEING PROPRIETARY AIRFRAME AND OPTIONAL FEATURES ESCALATION ADJUSTMENT between THE BOEING COMPANY and ALLEGIANT AIR, LLC Supplemental Exhibit AE1 to Purchase Agreement Number PA-05130

WJE-PA-05130-AE1 Page 2 BOEING PROPRIETARY AIRFRAME AND OPTIONAL FEATURES ESCALATION ADJUSTMENT relating to BOEING MODEL 737-8-200 AND 737-7 AIRCRAFT 1. Formula. Airframe and Optional Features price adjustments (Airframe Price Adjustment) are used to allow prices to be stated in current year dollars at the signing of this Purchase Agreement and to adjust the amount to be paid by Customer at delivery for the effects of economic fluctuation. The Airframe Price Adjustment will be determined at the time of Aircraft delivery in accordance with the following formula: Pa = […***…] Where: Pa = Airframe Price Adjustment. […***…] = Airframe Price plus the price of the Optional Features (as set forth in Table 1 of this Purchase Agreement). […***…] […***…] […***…] Where: […***…] is the base year airframe escalation index (as set forth […***…] of this Purchase Agreement); […***…] is a value determined using the U.S. Department of Labor, Bureau of Labor Statistics, […***…], calculated by establishing a […***…]arithmetic average value (expressed as a decimal and rounded to the nearest tenth) using the values for the […***…] prior to the month of scheduled delivery of the applicable Aircraft. As the […***…] values are only released on a quarterly basis, the value released for the first quarter will be used for the months of January, February, and March; the value released for the second quarter will be used for the months of April, May, and June; the value released for the third quarter will be used for the months of July, August, and September; the value released for the fourth quarter will be used for the months of October, November, and December. M =[…***…] Where: CPIb is the base year airframe escalation index (as set forth […***…] of this Purchase Agreement); and

WJE-PA-05130-AE1 Page 3 BOEING PROPRIETARY […***…] is a value determined using the U.S. Department of Labor, Bureau of Labor Statistics, […***…] calculated as a […***…] arithmetic average of the released monthly values (expressed as a decimal and rounded to the nearest tenth) using the values for the […***…] prior to the month of scheduled delivery of the applicable Aircraft. As an example, for an Aircraft scheduled to be delivered in the month of July, the months of June, July, and August of the preceding year will be utilized in determining the value of […***…]. Note: (i) In determining the values of L and M, all calculations and resulting values will be expressed as a decimal rounded to the nearest ten-thousandth. (ii) […***…] is the numeric ratio attributed to labor in the Airframe Price Adjustment formula. (iii) […***…] is the numeric ratio attributed to materials in the Airframe Price Adjustment formula. (iv) The denominators (base year indices) are the actual average values reported by the U.S. Department of Labor, Bureau of Labor Statistics. The actual average values are calculated as a […***…] arithmetic average of the released monthly values (expressed as a decimal and rounded to the nearest tenth) using the values for the […***…] months prior to the airframe base year. The applicable base year and corresponding denominator is provided by Boeing in Table 1 of this Purchase Agreement. (v) The final value of Pa will be rounded to the nearest dollar. (vi) The Airframe Price Adjustment will not be made if it will result in a decrease in the Aircraft Basic Price. 2. Values to be Utilized in the Event of Unavailability. 2.1 If the Bureau of Labor Statistics substantially revises the methodology used for the determination of the values to be used to determine the […***…] values (in contrast to benchmark adjustments or other corrections of previously released values), or for any reason has not released values needed to determine the applicable Airframe Price Adjustment, the parties will, prior to the delivery of any such Aircraft, select a substitute from other Bureau of Labor Statistics data or similar data reported by non- governmental organizations. Such substitute index will be the same as that applied to other customers of the aircraft type and will result in the same adjustment, insofar as possible, as would have been calculated utilizing the original values adjusted for fluctuation during the applicable time period. However, if within twenty-four (24) months after delivery of the Aircraft, the Bureau of Labor Statistics should resume releasing values for the months needed to determine the Airframe Price Adjustment, such values

WJE-PA-05130-AE1 Page 4 BOEING PROPRIETARY will be used to determine any increase or decrease in the Airframe Price Adjustment for the Aircraft from that determined at the time of delivery of the Aircraft. 2.2 Notwithstanding Article 2.1 above, if prior to the scheduled delivery month of an Aircraft the Bureau of Labor Statistics changes the base year for determination of the […***…] values as defined above, such re-based values will be incorporated in the Airframe Price Adjustment calculation. 2.3 In the event escalation provisions are made non-enforceable or otherwise rendered void by any agency of the United States Government, the parties agree, to the extent they may lawfully do so, to equitably adjust the Aircraft Price of any affected Aircraft to reflect an allowance for increases or decreases consistent with the applicable provisions of paragraph 1 of this Supplemental Exhibit AE1 in labor compensation and material costs occurring since eleven (11) months prior to the price base year shown in the Purchase Agreement. 2.4 If within twelve (12) months of Aircraft delivery, the published index values are revised due to an acknowledged error by the Bureau of Labor Statistics, the Airframe Price Adjustment will be re-calculated using the revised index values (this does not include those values noted as preliminary by the Bureau of Labor Statistics). A credit memorandum or supplemental invoice will be issued for the Airframe Price Adjustment difference. Interest charges will not apply for the period of original invoice to issuance of credit memorandum or supplemental invoice. Note: (i) The values released by the Bureau of Labor Statistics and available to Boeing […***…] prior to the first day of the scheduled delivery month of an Aircraft will be used to determine the […***…] values for the applicable months (including those noted as preliminary by the Bureau of Labor Statistics) to calculate the Airframe Price Adjustment for the Aircraft invoice at the time of delivery. The values will be considered final and no Airframe Price Adjustments will be made after Aircraft delivery for any subsequent changes in published Index values, subject always to paragraph 2.4 above. (ii) The maximum number of digits to the right of the decimal after rounding utilized in any part of the Airframe Price Adjustment equation will be four (4), where rounding of the fourth digit will be increased to the next highest digit when the 5th digit is equal to five (5) or greater.